Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation and its subsidiaries on Forms S-3 and S-8 of our report dated February 29, 1996 appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus contained in the following Registration Statements.


Registration Statements on Form S-8

                                                   Registration Statement Number

Title of Securities Registered

The Comcast Corporation Retirement Investment Plan          33-41440

The Comcast Corporation Retirement Investment Plan          33-63223

Storer Communications Retirement Savings Plan               33-54365

Stock Option Plans                                          33-25105

Stock Option Plans                                          33-56903


Registration Statements on Form S-3:

Title of Securities Registered

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-40386

Class A Special Common Stock, $1.00 par value               33-46988

Senior Debentures, Senior Subordinated Debentures
and Subordinated Debentures                                 33-57410

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-50785


/s/ Deloitte & Touche LLP
March 1, 1996
Philadelphia, Pennsylvania